Exhibit 10.7

                                           2000 ISO NO. _________________



                           CONTINENTAL RESOURCES, INC.

                             2000 STOCK OPTION PLAN




                        INCENTIVE STOCK OPTION AGREEMENT



Participant
Name:_________________________          Grant Date:____________________________

                                                Vesting Schedule
Shares Subject to                                          Percent of Stock
Incentive Stock Option: _______       Exercise Dates       Option Exercisable

Expiration Date: __________, 2010     _____________, 2001                 20%
                                      _____________, 2002                 40%
Option Price:__________________       _____________, 2003                 60%
                                      _____________, 2004                 80%
                                      _____________, 2005                100%

                        INCENTIVE STOCK OPTION AGREEMENT
                     UNDER 2000 CONTINENTAL RESOURCES, INC.
                                STOCK OPTION PLAN


     THIS INCENTIVE STOCK OPTION AGREEMENT (the "Option Agreement"), made as of the grant date set forth on the cover page of this Option Agreement (the "Cover Page") at Enid, Oklahoma by and between the participant named on the Cover Page (the "Participant") and CONTINENTAL RESOURCES, INC. (the "Company"):

                              W I T N E S S E T H:

     WHEREAS, the Participant is an employee of the Company or a Subsidiary of the Company and it is important to the Company that the Participant be encouraged to remain in the employ of the Company; and

     WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the "Continental Resources, Inc. 2000 Stock Option Plan" (the "Plan"), a copy of which has been provided to the Participant; and

     WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

     Section 1. Grant of ISO Option. The Company hereby grants to the Participant an incentive stock option (the "ISO Option") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase all or any part of the number of shares of its common stock, par value $1.00 (the "Stock") set forth on the Cover Page, under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be the option price set forth on the Cover Page (the "ISO Price").

     Section 2. Times of Exercise of ISO Option. After, and only after, the conditions of Section 9 hereof have been satisfied and the Company's shareholders have approved the Plan in accordance with the provisions of Section
1.04 of the Plan, the Participant shall be eligible to exercise the ISO Option pursuant to the vesting schedule set forth on the Cover Page (the "Vesting Schedule"). If the Participant's employment with the Company (or with any Subsidiary) remains full-time and continuous at all times prior to any of the exercise dates specified on the Cover Page (the "Exercise Dates"), then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of ISO Options determined by multiplying the aggregate number of shares of Stock subject to the ISO Option set forth on the Cover Page by the designated percentage set forth on the Cover Page.

     Section 3. Term of ISO Option. Subject to earlier termination as hereafter provided, the ISO Option shall expire at the close of business on the expiration date set forth on the Cover Page and may not be exercised after such expiration date; provided, however, in no event shall the term of the ISO Option be longer than ten years from the Date of Grant. At all times during the period commencing with the date the ISO Option is granted to the Participant and ending on the earlier of the expiration of the ISO Option or the date which is three months prior to the date the ISO Option is exercised by the Participant, the Participant must be an employee of either (i) the Company, (ii) a Subsidiary of the Company, or (iii) a corporation or a parent or a Subsidiary of such corporation issuing or assuming an ISO Option in a transaction to which Section 424(a) of the Code applies.

     Section 4. Nontransferability of ISO Option. Except as otherwise herein provided, the ISO Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the ISO Option may be exercised, during the lifetime of the Participant, only by the Participant. More particularly (but without limiting the generality of the foregoing), the ISO Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the ISO Option contrary to the provisions hereof shall be null and void and without effect.

     Section 5. Employment. So long as the Participant shall continue to be a full-time and continuous employee of the Company or a Subsidiary of the Company, the ISO Option shall not be affected by any change of duties or position.
Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company or a Subsidiary of the Company, or interfere in any way with the right of the Company or a Subsidiary of the Company to terminate the Participant's employment at any time.

     Section 6. Special Rules With Respect to ISO Options. With respect to the ISO Option granted hereunder, the following special rules shall apply:

          (a) Annual Limitation on Exercise of ISO Options. Except as provided in Section 8 herein, in no event during any calendar year will the aggregate Fair Market Value, determined as of the time the ISO Option is granted, of the Stock for which the Participant may first have the right to exercise under the ISO Option and any other "incentive stock options" granted under all plans qualified under Section 422 of the Code which are sponsored by the Company or a Subsidiary of the Company exceed $100,000.

          (b) Acceleration of Otherwise Unexercisable ISO Options on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or
     (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any all or any part of the shares subject to the ISO Option for which the applicable Exercise Date(s) has not yet occurred on the date of the Participant's death, termination of his employment due to a Disability, or as the Committee otherwise so determines. With respect to shares subject to the ISO Option for which the applicable Exercise Dates have occurred or for which the Committee has permitted purchase in accordance with the foregoing provision, the Participant, or the representative of a deceased Participant, shall automatically have the right to purchase such shares within three months of such date of termination of employment, one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant.

     Section 7. Method of Exercising ISO Option.

          (a) Procedures for Exercise. The manner of exercising the ISO Option herein granted shall be by written notice to the Secretary of the Company at the time the ISO Option, or part thereof, is to be exercised, and in any event prior to the expiration of the ISO Option. Such notice shall state the election to exercise the ISO Option, the number of shares of Stock to be purchased upon exercise, the form of payment to be used, and shall be signed by the person so exercising the ISO Option.

          (b) Form of Payment. Payment in full for shares of Stock purchased under this Option Agreement shall accompany the Participant's notice of exercise, together with payment for any applicable withholding taxes. Payment shall be made (i) in cash or by check, draft or money order payable to the order of the Company; (ii) by delivering Stock or other equity securities of the Company having a Fair Market Value on the date of payment equal to the amount of the Option Price, but only to the extent such exercise of an ISO Option would not result in an accounting charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (iii) a combination thereof. In addition to the foregoing procedure which may be available for the exercise of the ISO Option, after the date on which the Company's stock is listed on a national securities exchange or the NASDAQ/National Market System or quoted on the over-the-counter market by the National Association of Securities Dealers, the Participant may deliver to the Company a notice of exercise which includes an irrevocable instruction to the Company to deliver the stock certificate representing the shares of Stock being purchased, issued in the name of the Participant, to a broker approved by the Company and authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company shall acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the ISO Option, the broker may sell the Stock or any portion thereof. The broker shall deliver directly to the Company that portion of the sales proceeds sufficient to cover the ISO Price and withholding taxes, if any. For all purposes of effecting the exercise of the ISO Option, the date on which the Participant gives the notice of exercise to the Company, together with payment for the shares of Stock being purchased and any applicable withholding taxes, shall be the "date of exercise." If a notice of exercise and payment are delivered at different times, the date of exercise shall be the date the Company first has in its possession both the notice and full payment as provided herein.

          (c) Further Information. In the event the ISO Option is exercised, pursuant to the foregoing provisions of this Section 7, by any person other than the Participant due to the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the ISO Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 302 North Independence, 3rd Floor, Post Office Box 1032, Enid, Oklahoma 73702, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

     Section 8. Acceleration of ISO Option Upon Corporate Event. If the Company shall, pursuant to action by its Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding ISO Options under this Option Agreement, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to the Participant not less than forty days prior to the anticipated effective date of the proposed transaction, and the ISO Option shall become 100% vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, the Participant shall have the right to exercise the ISO Option to purchase any or all of the Stock then subject to the ISO Option. The Participant, by so notifying the Company in writing, may, in exercising the ISO Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event the Participant need not make payment for the Stock to be purchased upon exercise of the ISO Option until five days after written notice by the Company to the Participant that the transaction has been consummated. If the transaction is consummated, the ISO Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Stock not purchased upon exercise of the ISO Option shall continue to be available for purchase in accordance with the other provisions of the Plan and this Option Agreement and
(ii) to the extent that any portion of the ISO Option not exercised prior to such abandonment shall have vested solely by operation of this Section 8, such vesting shall be deemed annulled, and the Vesting Schedule set forth on the Cover Page shall be reinstituted, as of the date of such abandonment.

     Section 9. Change of Control; Death of Harold Hamm. Promptly following the first to occur of (a) a Change of Control of the Company, or (b) the death of Harold Hamm if, immediately prior to the time of his death, the Controlling Stockholders were the "beneficial owners," as defined in Rule 3d-3 under the Exchange Act, of more than 35% of the total voting power of the Voting Stock of the Company, on a fully diluted basis, the Committee shall cause written notice of such event to be given to each Participant and his or her outstanding Options shall become 100% vested and thereafter each Participant shall have the right to exercise all or any of his or her Options to purchase Capital Stock then subject to his or her Options.

     Section 10. Securities Law Restrictions. The ISO Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the ISO Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

     Section 11. Disqualifying Disposition of Stock. If the Participant shall make a disposition (within the meaning of Section 424(c) of the Code and the rules and regulations thereunder) of any shares of Stock covered by the ISO Option within one year after the date of exercise of the ISO Option or within two years after the Date of Grant of the ISO Option, then in either such event the Participant shall promptly notify the Company, by delivery of written notice to the Secretary of the Company, of (i) the date of such disposition, (ii) the number of shares of Stock covered by the ISO Option which were disposed of and
(iii) the price at which such shares of Stock were disposed of or the amount of any other consideration received on such disposition. The Company may make such provision as it may deem appropriate for the withholding of any required federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the exercise of the ISO Option or the disposition of shares of Stock acquired upon exercise of the ISO Option.

     Section 12. Right of Company to Repurchase Stock.

          (a) Right to Repurchase. In the event that the Participant exercises the ISO Option, any shares of Stock which are issued to the Participant will be subject to the right of the Company to repurchase (the "Repurchase Right") the Stock at its Fair Market Value as determined by the Company in accordance with the terms of this Option Agreement upon such Participant's termination of employment (whether voluntary or involuntary), and such right, unless sooner terminated as provided in Subsection (c) below, to repurchase shall continue for a period of two years following such termination of employment and upon such terms and conditions as the Company deems appropriate or will be subject to a Stock Purchase Agreement in the form which is applicable to the other shareholders of the Company.

          (b) Right to Pledge or Transfer Stock. After the exercise of the ISO Option, the Participant shall not be permitted to (i) pledge all or any portion of the Stock as security for any debt or obligation of the Participant or (ii) transfer any Stock without the prior written consent of the Company (collectively the "Pledge/Transfer Restriction").

     Section 13. Obligation of Company to Repurchase Stock.

          (a) Obligation to Repurchase. In the event that the Participant exercises the ISO Option, and if ""the Company is not a "reporting company" under Section 12 of the Exchange Act, the Participant may elect to require the Company to purchase from the Participant any and all shares of Stock which are or have been issued to the Participant upon the exercise of Options pursuant to this Option Agreement and which are beneficially owned by the Participant as of the date of such election (the "Election Date"), upon the following terms:

               (i) The purchase price to be paid by the Company for the Stock to be repurchased pursuant to this Section 13 (the "Affected Stock") shall be the greater of (A) the Fair Market Value of the Affected Stock as of the Election Date, and (B) the "Estimated Value of the Affected Stock" as of the Election Date. As used herein, the term "Estimated Value of the Affected Stock" shall be determined with reference to the consolidated balance sheet of the Company as of the last day of the calendar quarter next preceding the Election Date (the "Balance Sheet"). The total assets reflected on the Balance Sheet shall be adjusted to include the present value (discounted at an annual rate of 10%) of the Company's oil and gas reserves as of the date of the Balance Sheet, determined in accordance with Section 4-10 of Regulation S-X promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standard No. 69 entitled "Disclosures About Oil and Gas Producing Activities" promulgated by the Financial Accounting Standards Board. The book value net worth of the Company as of the Balance Sheet date, adjusted as provided above, shall be divided by the total number of shares of Stock outstanding as of the Balance Sheet date. The resulting per share value of the Common Stock shall be multiplied by 66 2/3% and the resulting sum shall then be multiplied by the number of shares of Affected Stock and the resulting sum shall be the Estimated Value of the Affected Stock.

               (ii) The purchase price shall be determined by the Company within forty-five (45) days next following the Election Date. Within five (5) calendar days next following the determination of the purchase price, the Company shall provide to the Participant a written report reflecting the Company's calculation of the purchase price in reasonable detail. The Participant shall have five (5) calendar days in which to deliver to the Company its objection to the Company's determination of the purchase price. Any such objection shall be in writing and shall state the basis for such objection. If no such objection is timely made, the Company's determination of the purchase price shall be final.

               In the event of a timely objection, and within ten (10) days following delivery of such objection to the Company, the determination of the purchase price shall be submitted to a panel consisting of three persons, one appointed by the Company, one appointed by the Participant, and the third selected by the other two. The Company and the Participant shall provide written notice to each other of the name of the person appointed to the panel. If either the Company or the Participant fail to timely appoint its member of the panel, the other party may do so. The determination of the purchase price by a majority of the members of the panel shall be final and binding on the parties.

               (iii) The closing of the Company's purchase of the Affected Stock shall occur at the offices of the Company on a business day which is not more than seven (7) calendar days following the final determination of the purchase price. At the closing, the Participant shall deliver the Affected Stock by appropriate assignment against payment of the purchase price.

     Section 14. Restrictive Legend. Each certificate representing the Stock shall contain on its face, in addition to any other legend, the following legend in order to give notice of this restriction to any purchaser or transferee of
Stock:

         "THE SHARES OF COMMON STOCK OF CONTINENTAL RESOURCES, INC. ("COMPANY") REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND THE RIGHT OF THE COMPANY TO REPURCHASE THE STOCK IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN INCENTIVE STOCK OPTION AGREEMENT ("AGREEMENT") DATED ________________, 2___ WHICH RELATES TO THE CONTINENTAL RESOURCES, INC. 2000 STOCK OPTION PLAN. CERTAIN TRANSFERS OF THE COMPANY STOCK MAY BE INVALIDATED IF SUCH TRANSFERS ARE NOT MADE IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT. ANY PURCHASER OR TRANSFEREE OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED BY THIS CERTIFICATE SHOULD OBTAIN A COPY OF THE AGREEMENT AND INSURE THAT THE PROPOSED PURCHASE OR TRANSFER DOES NOT VIOLATE THE AGREEMENT."

     Section 15. Notices. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

     IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option Agreement as of the day and year first above written.

                               CONTINENTAL RESOURCES, INC., an Oklahoma corporation


                               By
                                                              "COMPANY"



                                                            "PARTICIPANT"